                                                                   EXHIBIT 10.29

                                                                        EXECUTED
                                                                        ORIGINAL

                        FIRST AMENDMENT TO OFFICE LEASE
                        -------------------------------

                            BEACON PROPERTIES, L.P.
                            10880 Wilshire Boulevard
                                   Suite 880
                         Los Angeles, California 90024

                              Date: August 1, 1997


Saban Entertainment, Inc.
10960 Wilshire Boulevard
Suite 2400
Los Angeles, California 90024

     Re: Office Lease (the "LEASE"), dated July 17, 1995, between 10960 Property Corporation, a California corporation, predecessor-in-interest to Beacon Properties, L.P., a Delaware limited partnership ("LANDLORD"), and Saban Entertainment, Inc., a Delaware corporation ("TENANT"), for approximately 111,225 rentable square feet of space (the "EXISTING PREMISES") located in the building located at 10960 Wilshire Boulevard, Los Angeles, California (the "BUILDING").

Ladies and Gentlemen:

     For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows.

          1.   DEFINED TERMS.  Except as explicitly set forth in this First
               -------------
Amendment to Office Lease (this "FIRST AMENDMENT"), each initially capitalized term when used herein shall have the same respective meaning as is set forth in the Lease.

          2.   PREMISES.  Effective as of the "3RD FLOOR EXPANSION PREMISES
               --------
COMMENCEMENT DATE," as that term is defined in Section 3.1, below, the "PREMISES," as that term is defined in the Lease, shall contain approximately 134,729 rentable square feet of space in the Building and shall consist of
(a)the Existing Premises, and (b). 23,504 rentable square feet of space known as
                                   ------
Suite 300, located on the third (3rd) floor of the Building (the "3RD FLOOR EXPANSION PREMISES"). The 3rd Floor Expansion Premises are further set forth on Exhibit A, attached hereto. Except as specifically set forth in Section 5 of this First Amendment, Tenant shall accept the 3rd Floor Expansion Premises on the 3rd Floor Expansion Commencement Date in their existing, "as is" condition and Landlord shall not be obligated to provide or pay for any improvement work or services related to the improvement of the 3rd Floor Expansion Premises. Tenant also acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty regarding the condition of the 3rd Floor Expansion Premises or with respect to the suitability of the 3rd Floor Expansion Premises for the conduct of Tenant's business.

     3.   LEASE TERM.
          ----------

          3.1  3RD FLOOR LEASE TERM.  The term of Tenant's lease of the 3rd
               --------------------
Floor Expansion Premises (the "3RD FLOOR LEASE TERM") shall commence on January 1, 1998 (the "3RD FLOOR EXPANSION PREMISES COMMENCEMENT DATE"), and shall continue through and including the Lease Expiration Date (which is March 31,
2006), unless the Lease, as amended by this First Amendment, is sooner
-----
terminated or extended as provided in the Lease. Tenant shall have the right to occupy the 3rd Floor Expansion Premises prior to the 3rd Floor Expansion Premises Commencement Date (the "EARLY OCCUPANCY PERIOD"), provided that (A) Tenant shall give Landlord at least one (1) days' prior notice of any such occupancy of the 3rd Floor Expansion Premises, (B) a temporary certificate of occupancy or the equivalent, to the extent required, shall have been issued by the appropriate governmental authorities for each such portion to be occupied, and (c) all of the terms and conditions of the Lease shall apply, other than Tenant's obligation to pay Base Rent with respect to the 3rd Floor Expansion Premises and Tenant's obligation to pay Tenant's Share of Direct Expenses with respect to the 3rd Floor Expansion Premises, as though the 3rd Floor Expansion Premises Commencement Date had occurred (although the 3rd Floor Expansion Premises Commencement Date shall not actually occur until the occurrence of the same pursuant to the terms of the first sentence of this Section 3.1) upon such occupancy of the 3rd Floor Expansion Premises by Tenant.

          3.2  TERMINATION RIGHT.  The terms of Section 2.3.1 of the Lease shall
               -----------------
be applicable to the 3rd Floor Expansion Premises as if such space were included in the Initial Premises leased by Tenant, provided that the Termination Fee applicable to the 3rd Floor Expansion Premises shall equal the sum of (I) the "Unamortized Value as of the Termination Date" of the "Concessions" applicable to the 3rd Floor Expansion Premises, as calculated pursuant to the term of
Section 2.3.2 of the Lease, and (ii) the excess, if any, of (a) the product of the number of calendar months during the 3rd Floor Lease Term which will occur prior to the Termination Date, and $2.30, minus (b) the total Base Rent payable by Tenant pursuant to the terms of Section 4.1, below, prior to the Termination Date with respect to the 3rd Floor Expansion Premises.

     4.   RENT.
          ----

          4.1    BASE RENT.  Commencing on the 3rd Floor Expansion Premises
                 ---------
Commencement Date (which date will be extended one (1) day for each day Tenant is delayed in constructing improvements in 3rd Floor Expansion Premises because of a "Lease

Commencement Date Delay," as that term is defined in Section 5.1 of the Tenant Work Letter) and continuing throughout the 3rd Floor Lease Term, Tenant shall pay to Landlord Base Rent as set forth below on or before the first day of each month in accordance with the terms of Article 3 of the Lease.

                                                             Monthly Installment
                                         Annual Base Rent       or Base Rent
                                         ----------------       ------------
     3rd Floor Commencement Date
     through February 15, 2002             $620,505.60           $51,708.80

     February 16, 2002 through
     Lease Expiration Date                 $676,915.20           $56,409.60


          4.2  DIRECT EXPENSES.  During the 3rd Floor Lease Term, Tenant shall
               ---------------
pay Tenant's Share of Direct Expenses attributable to the 3rd Floor Expansion Premises in accordance with the terms of Article 4 of the Lease; provided, however, that for purposes of calculating Tenant's obligations with respect to the 3rd Floor Expansion Premises, (I) Tenant's Share shall be equal to 4.41%, and (ii) the Base Year shall mean the calendar year 1998.

     5.     IMPROVEMENT ALLOWANCE.  Tenant shall be entitled to a one-time
            ---------------------
allowance for the purchase, installation and design of (i) improvements which are permanently affixed to the 3rd Floor Expansion Premises (the "3RD FLOOR IMPROVEMENTS") and (ii) furniture, fixtures and equipment to be utilized in the 3rd Floor Expansion Premises ("3RD FLOOR FF&E"), and (iii) tenant improvements previously installed in the Initial Premises pursuant to the terms of the Lease (the "INITIAL PREMISES IMPROVEMENTS") in an aggregate amount equal to Seven Hundred Five Thousand One Hundred Twenty and No/100 Dollars ($705,120.00) (the "3RD FLOOR IMPROVEMENT ALLOWANCE"), provided that in no event shall in excess of Two Hundred Thirty-Five Thousand Forty and No/100 Dollars ($235,040.00) of the 3rd Floor Improvement Allowance, in the aggregate (the "FIRST DISBURSEMENT"), be utilized for 3rd Floor FF&E and the Initial Premises Improvements. The construction and installation of the 3rd Floor Improvements shall be made in accordance with the terms of Article 8 of the Lease, except that the review periods shall be shortened as applicable, from twenty (20) days to ten (10) business days and from ten (10) days to five (5) business days. Landlord shall disburse the 3rd Floor Improvement Allowance in accordance with the disbursement procedure set forth in Section 2.2.2 of the Tenant Work Letter. Notwithstanding anything in this Section 5 to the contrary, in no event shall Landlord's disbursements pursuant to this Section 5 exceed the 3rd Floor Improvement Allowance. The First Disbursement shall be paid by Landlord to Tenant within thirty (30) days of the full execution and delivery of this First Amendment in recognition of the fact that Tenant has already expended more than $235,040.00 in excess of all Allowances paid by Landlord to Tenant pursuant to the Tenant Work Letter.

     6.     RELEASE OF LC; GUARANTY OF LEASE.  Concurrently with Tenant's
            --------------------------------
execution of this First Amendment, Tenant shall deliver a Guaranty of Lease (the "GUARANTY"), executed by The News Corporation Limited, a South Australian corporation, and News Publishing Australia Limited, a Delaware corporation (collectively, "GUARANTORS"), in the form attached hereto as Exhibit B. In consideration of Tenant's delivery of the Guaranty, following the full execution and delivery of this First Amendment, Landlord deliver to Tenant the LC held by Landlord pursuant to the terms of Section 21.1 of the Lease. Tenant hereby expressly waives any and all of the benefits under the second sentence of California Civil Code Section 2822(a) with respect to the Guaranty, and agrees that Landlord (not Tenant) may designate the portion of Tenant's lease obligations that is satisfied by a partial payment by Tenant.

     7.   PARKING.  Tenant shall be entitled to parking passes in connection
          -------
with Tenant's lease of the 3rd Floor Expansion Premises based upon the ratios and other terms and conditions set forth in the Lease. Notwithstanding anything in the Lease, as amended by this First Amendment to the contrary, Tenant shall be required to pay for parking passes utilized by Tenant during the Early Occupancy Period. Landlord and Tenant hereby acknowledge and agree that Tenant shall pay for the parking passes rented by Tenant in connection with the 3rd Floor Expansion Premises at the same rate as Tenant pays for parking passes in connection with the Initial Premises leased by Tenant.

     8.   BROKERS.  Landlord and Tenant hereby warrant to each other that they
          -------
have had no dealings with any real estate broker or agent in connection with the negotiation of this Third Amendment, excepting only Hines Interests Limited Partnership and Les Small & Company, a Division of Entertainment Realty Corp. (the "BROKERS"), and that they know of no other real estate broker or agent who is entitled to a commission in connection with this First Amendment. Each party agrees to indemnify and defend the other party against and hold the other party harmless from any and all claims, demands, losses, liabilities, lawsuits, judgments, and costs and expenses (including, without limitation, reasonable attorneys' fees) with respect to any leasing commission or equivalent compensation alleged to be owing on account of the indemnifying party's dealings with any real estate broker or agent other than the Brokers. The terms of this
Section 8 shall survive the expiration or earlier termination of this First
----------
Amendment.

     9.   BINDING EFFECT.  The provisions of this First Amendment shall be
          --------------
binding upon and inure to the benefit of the heirs, representatives, successors and permitted assigns of the parties hereto.

     Except as explicitly set forth in this First Amendment, all of the terms and provisions of the Lease are unmodified and shall remain in full force and effect.

     IN WITNESS WHEREOF, Landlord and Tenant have caused this First Amendment to be executed on the day and date first above written.

                              "Landlord":

                              BEACON PROPERTIES, L.P.,
                              a Delaware limited partnership,

                              By:   Beacon Properties Corporation,
                                    a Maryland corporation,
                                    Its General Partner

                                    By:  /s/ Jeremy B. Fletcher
                                       --------------------------
                                         Jeremy Fletcher
                                         Senior Vice President


The Foregoing Is Accepted And
Agreed To:

"Tenant":

SABAN ENTERTAINMENT, INC.,
a Delaware corporation

By:  /s/ Mel Woods
   -------------------------
   Its:
       ---------------------

By:
   -------------------------
   Its:
       ---------------------

                                  EXHIBIT A
                                  ---------

                    OUTLINE OF 3RD FLOOR EXPANSION PREMISES
                    ---------------------------------------






                                 [FLOOR PLAN]















                              EXHIBIT A - Page 1
                                                        10960 WILSHIRE BOULEVARD
                                                     [Saban Entertainment, Inc.]